Exhibit 10.9

Guaranteed Loan Contract

(the “Contract”)

Borrower: Fujian Shengda Food Co., Ltd. （福建圣达食品开发有限公司）

Entrusting Lender: Finance Bureau of Songxi County

Guarantor:

Fujian Shengda Food Co., Ltd. borrowed RMB3,870,000.00 (RMB three million eight hundred and seventy thousand Yuan ONLY) on June 6, 2006 and repaid RMB1,935,000.00 (RMB one million nine hundred and thirty five thousand Yuan ONLY) in October 2009 pursuant to the Loan Contract ((2006) Jian Song Wei Zi No. 01). The previous security collateral is Property Ownership Certificate of Jianyang city (Tan Fang Ta Zheng Jiang Yang Zi Nian Ji No.00901611). The Borrower intends to alter the security collateral to guarantee the outstanding loan of RMB1,935,000.00 (RMB one million nine hundred and thirty five thousand Yuan ONLY).  Pursuant to relevant applicable laws and regulations and based upon full consultations with each other, the Lender, the Borrower and the Guarantor hereby agree to enter into this Contract.

ARTICLE 1  LENDER AGREES TO PROVIDE A LOAN TO THE BORROWER AS FOLLOWS:

(1) Type of loan: entrusted loan by local finance department;

(2) Purpose of loan: turnover of operation fund;

(3) Amount of loan (in words): RMB one million nine hundred and thirty five thousand Yuan ONLY;

(4) Loan term and repayment period: commencing from October 24, 2009 and ending at October 24, 2010;

(i)
The loan term and repayment period under this Contract are detailed in the following table. Additional table may be attached in case of insufficient space and shall be regarded as an integral part of this Contract if any.

Loan				Repayment				Amount actually paid off
Year	Month	Day	Amount (RMB Yuan)	Year	Month	Day	Amount (RMB Yuan)	Year	Month	Day	Amount (RMB Yuan)
2006	October	6	3,870,000.00	2009	October	24	1,940,000.00	2009	10	24	1,935,000
				2010	October	24	1,930,000.00

(ii)
In the event of any discrepancy between the details concerning the amount of loan, date of loan and date of repayment recorded under this Contract and those recorded in relevant loan certificate, the loan certificate shall prevail. The loan certificate shall be integral part of this Contract and have equal legal effect with this Contract.

(5) Calculation and payment of interests

(i)	The monthly rate of interest applicable to this Contract is 2 ‰;

(ii)	The interests accrued under this Contract shall be calculated on monthly basis;

(iii)
The rate of interest will not be changed in case of an early repayment of the loan by the Borrower and the Lender shall have right to calculate and collect interests in accordance with the loan term set forth in this Contract.

ARTICLE 2  RIGHTS AND OBLIGATIONS OF BORROWER

(1) The Borrower shall have the right to obtain and employ the loan in accordance with the terms and conditions set forth in this Contract;

(2) The Borrower shall repay the principal of the loan and pay the interests thereon as per the schedule set forth in this Contract;

(3) The Borrower shall employ the loan for the purpose agreed under this Contract only and shall not use such loan for other purposes without an approval of the Lender;

(4) The Borrower shall provide for the Lender in monthly manner the authentic balance sheets, income statements and any information about account union (bank) and account number, as required;

(5) The Borrower shall make available for the Lender to examine and supervise the utilization of the loan and all kinds of relevant production, operation and financial activities of the Borrower;

(6) The Borrower shall give prior notice to the Lender in the event that Borrower’ s assets may be pledged as collateral to secure any other third party' s liabilities, and shall ensure that such pledging of assets will not adversely affect Lender's recovery of the Loan upon maturity;

(7) The Borrower shall give a prior notice to the Lender to inform the Lender of any change of the Borrower's legal representative, legal address, business place or its registered capital;

(8) The Borrower may not change its operation and management modes or ownership structure on grounds of contracting, leasing, joint operations, equity restructuring, splitting into separate entities, being mergered (acquisition), share transfer and investing abroad, unless the Borrower gives thirty (30) days’ prior notice to the Lender and obtains the approval of the Lender regarding arrangements for a debt repayment;

(9) The Borrower shall inform in writing the Lender of any event, other than above mentioned events, which may exert risks on its normal operation or cause adverse impact on its ability to discharge its repayment obligation under this Contract, such as closedown, shutdown, cancellation of its registration certificate, revocation of its business license, illegal acts of its legal representative or main persons in charge, involvement in material proceedings, exceptional difficulty of its production and operation, and deterioration of its financial standing, and shall put forward relevant repayment measures;

(10) The Borrower and its investor (s) shall guarantee not to illegally withdraw the capital, transfer the assets or assign or transfer shares of the Borrower for the purpose of evading their obligations against the Lender.

ARTICLE 3  RIGHTS AND OBLIGATIONS OF LENDER

(1) The Lender shall grant to the Borrower the loan under this Contract in accordance with the schedule and amount set forth in this Contract provided that the Borrower has performed its obligations under this Contract and has completed relevant guarantee procedures to secure the loan under this Contract;

(2) The Lender shall not charge any other fees other than those set forth in this Contract;

(3) The Lender shall keep confidential of all and any information disclosed by the Borrower under this Contract;

(4) The Lender shall have the right to know such information as the production, operation, financial activities, material inventory and the employment of loan of the Borrower, and have the right to request the Borrower to submit such documents, data and information as financial statements as required;

(5) In the event that the Lender recovers in accordance with this Contract or recovers in advance the principal of the loan, interests thereon, any interest penalty, overdue interests, compound interests, and other fees payable by the Borrower, the Lender shall have the right to deduct such amount directly from the account of the Borrower or the Guarantor, and shall have the right to request other account banks (institutions) to withhold such amount or to require the Borrower or the Guarantor to repay the loan in advance through any applicable legal procedures.

ARTICLE 4  THE EARLY REPAYMENT OF THE LOAN BY THE BORROWER, IF NECESSARY UNDER SPECIAL CONDITIONS, SHALL BE APPROVED BY THE LENDER.

In the event that the Borrower fails to repay the loan in accordance with the schedule set forth in this Contract for special reasons and requests to extend the loan term, the Borrower shall submit a written extension application fifteen (15) days prior to the original maturity date of the loan for approval by the Lender. If such application is approved by the Guarantor and the Lender, and an extension agreement is executed therefore, the repayment period may be extended while the interest rate of the extended loan shall be determined as per the rate then applicable to the accumulated periods.

ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF GUARANTOR:

(1) The Guarantor represents and warrants that all financial statements and data provided in accordance with this Contract are true and authentic;

(2) The Guarantor shall be liable jointly and severally for all liabilities of the Borrower under this Contract;

(3) The guarantee period herein shall commence from the date of the loan and end at two years from the maturity of the loan. If the loan is extended, the Guarantor shall continue to be liable jointly and severally for such loan within such period commencing from the date of extending of the loan and ending at two years from the maturity of the extended loan;

(4) The scope guaranteed shall include the principal of the loan, interests thereon, any interest penalty, overdue interest, compound interests, damages, liquidated damages, and all costs and expenses incurred by the Lender to realize its rights under this Contract;

(5) The Guarantor shall remain liable jointly and severally for the obligations of the Borrower under this Contractor even the Master Contract is verified invalid;

(6) The Guarantor shall agree to be liable jointly and severally for the principal and interests under this Contract regardless of the purposes of the Borrower of employment of such loan;

(7) The Guarantor shall give prior notice to the Lender to inform the Lender of any change of its legal representative, legal address, business place, or registered capital;

(8) The Guarantor shall give thirty (30) days' prior notice to the Lender to inform the Lender of any change of its operation and management modes or ownership structure resulting from any contracting, leasing, joint operation, share re-structuring, splitting-up, being mergered (acquisition), assignment of titles, investment on foreign counties or other acts.

If there are two or more guarantors, all guarantors shall be liable jointly and severally for the obligations and liabilities of the Borrower under this Contract.

ARTICLE 6  LIABILITIES OF BREACH OF CONTRACT

(1) Default liability of the Borrower

(i)
If the Borrower fails to repay the principal of the loan as per the schedule and fail to cause the loan to be extended, the Borrower shall pay interests at a daily rate of 12 ten-thousandths calculated from the day of delay of repayment of the principal of the loan (In the case that the legal interest rate is adjusted, the interests thereon shall be calculated as per different stages);

(ii)
If the Borrower fails to pay the interests of the loan on schedule as set forth in this Contract, additional interests will be collected on any amount of such delayed interests at the rate set forth in this Contract;

(iii)
If the Borrower doest not employ the loan for the purpose as agreed in this Contract, additional interests will be collected by the Lender on the amount of the loan misappropriated or diverted, at the rate of 12  ten-thousandths on daily basis during the misappropriation or diversion of the loan (In the case that the legal interest rate is adjusted, the interests thereon shall be calculated as per different stages);

(iv)
If the Borrower violates any provision under this Contract, the Lender shall have the right to terminate the grant of any amount of the loan which has not yet granted and collect the principal and any interest accrued but not matured thereon.

(2) Default liability of Lender

(i)
If the Borrower has implemented its obligations under this Contract and has completed relevant loan guarantee procedures as required by the Lender, but the Lender fails to grant the loan to the Borrower as per the schedule and amount set forth in this Contract, the Lender shall pay damages in the amount calculated at the daily rate of 12 ten-thousandths of the defaulted amount multiplying the days of such delay;

(ii)
If the Lender breaches the agreement under Paragraph (2) of Article 3 of this Contract, the Borrower shall have the right of refusal. If the Lender violates the agreement under Paragraph (3) of Article 3 of this Contract, the Borrower shall have the right to complain to the People’s government of Songxi County.

(3) Default liabilities of Guarantor

The Guarantor shall, if failing to discharge its obligations under this Contract, assume relevant default liabilities, and shall indemnify the Lender any loss caused.

ARTICLE 7  In the event that the Lender has to resort to any litigation means to realize its creditor’s rights under this Contract on the ground of any default act of the Borrower, all and any legal fee, travel expense and other costs and expenses incurred by the Lender for realization of its creditor’s rights shall be borne by the Borrower and the Guarantor in joint and several manner.

ARTICLE 8  Any dispute arising from or in connection with this Contract shall be governed by the people’s court of the domicile of the Lender.

ARTICLE 9 MISCELLANEOUS

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ARTICLE 10  Anything not contained in this Contract shall be settled in accordance with relevant applicable national laws, regulations and rules.

ARTICLE 11  This Contract is made out in triplicate and the Lender, the Borrower and the Guarantor shall hold one original respectively. This Contract shall come into force upon the execution and sealing by all parties hereto.

ARTICLE 12  NOTES

The Lender has requested the Borrower and the Guarantor to make comprehensive and accurate understanding of all provisions under this printed Contract and has make corresponding explanations on relevant provisions as required by the Lender and the Guarantor. All parties hereto have no discrepancy on the meaning of this Contract and represent and consent not to raise any objection to the meaning of this Contract at any time.

Borrower Borrower: Fujian Yada Group (seal) Address: Legal representative: (seal) (authorized agent) Opening Bank and Account Number:	Lender Lender: Finance Bureau of Songxi County (seal) Legal representative: (seal) (authorized agent)
Guarantor Guarantor: (1) (2) (3) (4) (5) (seal) Address: Legal representative: (seal) (Authorized agent) Opening Bank and Account Number:

Signing date: ______, 2009       Signing place: Finance Bureau of Songxi County